Registration No. 333-96451
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                          WATER PIK TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                     25-1843384
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



                          23 CORPORATE PLAZA, SUITE 246

                         NEWPORT BEACH, CALIFORNIA 92660

                    (Address of principal executive offices)


                           TELEDYNE, INC. 401(K) PLAN

                            (Full title of the plan)

                                RICHARD D. TIPTON

                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY

                          WATER PIK TECHNOLOGIES, INC.

                          23 CORPORATE PLAZA, SUITE 246

                         NEWPORT BEACH, CALIFORNIA 92660

                     (Name and address of agent for service)

                                 (949) 719-3700

          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

                  This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-96451) (the "S-8 Registration Statement") is filed for the purpose of acknowledging and advising that the Registrant has filed a new Registration Statement on Form S-8 on August 17, 2000 for the Water Pik Technologies, Inc. Retirement Plan (the "Retirement Plan Registration Statement"). The Retirement Plan Registration Statement registers 115,000 shares of the Registrant's common stock, par value $.01 per share ("Common Stock"). The Registrant is hereby transferring to the Retirement Plan Registration Statement (and that Statement shall be deemed to register and apply to) an additional 85,000 shares of Common Stock previously registered, but not used, under this S-8 Registration Statement and the participation interests associated therewith (the "Unused Shares"). As a result of this transfer, the Unused Shares will not be available for offer and sale under the Teledyne, Inc. 401(k) Plan after the effective date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 17th day of August, 2000.


                                       WATER PIK TECHNOLOGIES, INC.


                                       By: /s/ Michael P. Hoopis
                                           -------------------------------------
                                           Michael P. Hoopis
                                           President and Chief Executive Officer




     Pursuant to the  requirements  of the Securities  Act, this  Post-Effective
Amendment No. 1 to the S-8 Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


     SIGNATURE                           CAPACITY                      DATE
     ---------                           --------                      ----


/s/ Michael P. Hoopis           President and Chief Executive    August 17, 2000
--------------------------      Officer (Principal Executive
Michael P. Hoopis               Officer), Director and
                                Attorney-in-Fact appointed
                                pursuant to Power of Attorney
                                previously filed as part of the
                                S-8 Registration Statement



/s/ Victor C. Streufert         Vice President--Finance and      August 17, 2000
--------------------------      Chief Financial Officer
Victor C. Streufert             (Principal Financial Officer
                                and Principal Accounting
                                Officer) and Attorney-in-Fact
                                appointed pursuant to Power
                                of Attorney previously filed
                                as part of the S-8 Registration
                                Statement


/s/ William G. Ouchi            Director                         August 17, 2000
--------------------------
William G. Ouchi


/s/ Robert P. Bozzone           Director                         August 17, 2000
--------------------------
Robert P. Bozzone


/s/ W. Craig McClelland         Director                         August 17, 2000
--------------------------
W. Craig McClelland


/s/ Charles J. Queenan, Jr.     Director                         August 17, 2000
--------------------------
Charles J. Queenan, Jr.

     SIGNATURE                           CAPACITY                      DATE
     ---------                           --------                      ----

/s/ James E. Rohr                  Director                      August 17, 2000
--------------------------
James E. Rohr


     Pursuant to the requirements of the Securities Act of 1933, Water Pik Technologies, Inc. has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement to be signed on its behalf as Plan Administrator of the Water Pik Technologies, Inc. Retirement Plan by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 17, 2000.


                                           WATER PIK TECHNOLOGIES, INC. -
                                           PLAN ADMINISTRATOR


                                           By: /s/ Victor C. Streufert
                                               ---------------------------------
                                               Victor C. Streufert
                                               Vice President - Finance &
                                               Chief Financial Officer